UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported): January 27, 2025

LOGITECH INTERNATIONAL S.A.
(Exact name of registrant as specified in its charter)

Canton of Vaud,	Switzerland	0-29174	None
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

Logitech International S.A.
EPFL - Quartier de l'Innovation
1015 Lausanne, Switzerland
c/o Logitech Inc.
3930 North First Street
San Jose	California	95134
(Address of principal executive offices and zip code)

(510)	795-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Registered Shares	LOGN	SIX Swiss Exchange
Registered Shares	LOGI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 27, 2025, (the “Closing Date”), Logitech International S.A., (the “Company”), together with its direct subsidiary, Logitech Europe S.A., as the borrower (the “Borrower”) entered into an unsecured committed $750 million revolving credit facility (the “Revolving Credit Facility”), pursuant to a Credit Agreement (the “Credit Agreement”), by and among the Company, the Borrower, the lenders from time to time party thereto and PNC Bank, National Association, as administrative agent (the “Administrative Agent”).

The Revolving Credit Facility terminates on January 27, 2030 (the “Expiration Date”) unless the maturity is extended in accordance with the Credit Agreement. The Credit Agreement contains (1) an increase option permitting the Borrower, subject to certain requirements, to arrange with existing lenders and/or new lenders for them to provide up to an aggregate of $250 million in additional commitments for revolving loans, and (2) an extension option permitting the Borrower, subject to certain requirements, to arrange with existing lenders and/or new lenders to extend the Revolving Credit Facility for an additional one-year term (the “Extension Option”). The Extension Option may be exercised no more than two times under the Credit Agreement. Proceeds of loans made under the Credit Agreement may be used for general corporate purposes. No loans were made under the Credit Agreement on the Closing Date.

Loans under the Revolving Credit Facility are available in U.S. Dollars, Euro, Sterling, Yen, Swiss Francs, Canadian Dollars, Australian Dollars and any other currency agreed to by each lender. U.S. Dollar-dominated loans bear interest, at the Borrower’s option, at (a) the base rate (“Base Rate”) or a term rate based upon the secured overnight financing rate (“Term SOFR Rate”), plus (b) a spread that is either based on the consolidated net leverage ratio of the Company and its subsidiaries or based on the Company’s or the Borrower’s debt credit ratings. Loans denominated in a currency other than U.S. Dollars bear interest at the rates specified in the Credit Agreement. The Company is also obligated to pay other customary fees for a credit facility of this size and type. For loans bearing interests at the Base Rate, interest is due and payable in arrears quarterly and for loans bearing interest at the Term SOFR Rate at the end of an interest period (or at each three-month interval in the case of loans with interest periods greater than three months). For loans denominated in a currency other than U.S. Dollars, interest is due and payable at the times specified in the Credit Agreement. Principal, together with all accrued and unpaid interest, is due and payable on the Expiration Date, as such date may be extended in connection with the Extension Option. The Company may prepay the loans and terminate the commitments, in whole or in part, at any time without premium or penalty, subject to certain conditions.

The Credit Agreement contains customary affirmative and negative covenants, including covenants that limit or restrict the Company and its subsidiaries’ ability to, among other things, incur subsidiary indebtedness, grant liens, and dispose of all or substantially all assets, in each case subject to customary exceptions for a credit facility of this size and type. The Company is also required to maintain compliance with a net debt to adjusted EBITDA ratio.

The Credit Agreement contains customary events of default, including, among others, non-payment defaults, representations and warranty defaults, covenant defaults, cross-defaults to agreements involving borrowed money or indebtedness, final judgment defaults, bankruptcy and insolvency defaults and a change of control default, in each case subject to customary exceptions for a credit facility of this size and type. The occurrence of an event of default could result in the acceleration of the obligations under the Credit Agreement.

On the Closing Date, pursuant to a Guaranty Agreement (the “Guaranty Agreement”), by and among the Company and the Borrower in favor of the Administrative Agent, the Company and the Borrower also provided an unsecured guaranty of all amounts owing of the other under the Credit Agreement and related documents as well as specified cash management and hedging obligations.

PNC Capital Markets LLC and BOFA Securities, Inc. acted as joint lead arrangers and joint bookrunners for the Revolving Credit Facility.

The preceding description of the Credit Agreement and the Guaranty Agreement are a summary only and are qualified in their entirety by the full text of such agreements, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 hereto and are incorporated herein by reference.

Certain of the lenders under the Credit Agreement and their affiliates have engaged in, or may in the future engage in other commercial dealings in the ordinary course of business with the Company or its affiliates, including the provision of financial, banking and related services. These parties have received, and in the future may receive, compensation from the Company for these services.
ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 28, 2025, the Company issued a press release regarding its financial results for the quarter ended December 31, 2024.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in Item 2.02 and Item 9.01 of this Current Report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT

The information set forth in Item 1.01 above is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

d) Exhibits.

Exhibit	Description
10.1	Credit Agreement, dated January 27, 2025, by and among Logitech Europe S.A., Logitech International S.A., the lenders from time to time party thereto, and PNC Bank, National Association, as Administrative Agent.
10.2	Guaranty Agreement, dated January 27, 2025, by and among Logitech Europe S.A. and Logitech International S.A. in favor of PNC Bank, National Association, as Administrative Agent.
99.1	Press release issued on January 28, 2025 including financial results for the quarter ended December 31, 2024.
104	Cover Page Interactive Data File (Cover page XBRL tags are embedded within the Inline XBRL document)

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Logitech International S.A.

/s/ Johanna (Hanneke) Faber

Johanna (Hanneke) Faber
Chief Executive Officer

/s/ Matteo Anversa

Matteo Anversa
Chief Financial Officer
January 28, 2025